UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2021

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On Thursday April 15, 2021 Tautachrome Inc. executed an agreement with SRAX Inc. (NASDAQ: SRAX) providing that in exchange for equivalently valued restricted common shares of the Company, SRAX will fully fund and execute a $2 Million Awareness Campaign focused on the Company’s ARknet Platform and the growth of the Company’s shareholder base.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

/s/ Jon N. Leonard
Jon N. Leonard
President & CEO
Date: April 19, 2021

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